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                                                                     EXHIBIT 3.1

                   FIFTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICA ONLINE LATIN AMERICA, INC.

                        Pursuant to Sections 242 and 245
                          of the Corporation Law of the
                                State of Delaware

                                 ---------------

       (Originally incorporated under the same name on November 22, 1999)

    FIRST: The name of the corporation is America Online Latin America, Inc. (the "Corporation").

    SECOND: The initial registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of the initial registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

    THIRD: (a) PURPOSE. Subject to the provisions of Clause (d) of this Article THIRD and Clause (b)(i)(B) of Article FOURTH, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL"); provided, however, that until all outstanding shares of High Vote Stock (as defined below) of the Corporation have been converted into shares of Class A Common Stock (as defined below) in accordance with Clause (b)(iii) of Article FOURTH of this Certificate of Incorporation or are otherwise no longer issued and outstanding, the Corporation shall not, and shall not have the power to, engage directly or indirectly, including without limitation through any Subsidiary (as defined below) or Affiliate (as defined below), in any business other than (i) providing Interactive Services (as defined below) in the Territory (as defined below), and engaging in ancillary activities necessary or desirable to conduct such businesses, (ii) providing Content, management and related activities on the AOL online service or any other AOL-branded property, including creating, maintaining and managing for AOL, English and Spanish-language versions of a mini channel directed at the Hispanic audience in the United States, and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith, (iii) providing telephonic or online customer support services, telemarketing or insurance agency services to, or on behalf of, third parties inside or outside of the Territory and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith and (iv) providing programming, website development, consulting services or market research activities for third parties inside or outside of the Territory and taking all actions necessary or desirable to carry out and perform such activities and any other activities contemplated, either explicitly or implicitly, thereby, including executing, delivering and performing any agreements, documents and instruments entered into in connection therewith.

        (b) DEFINITIONS. As used herein, the following terms shall have the following meanings:

        "Action" shall mean any claim, action, suit, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Authority (or arbitrator or mediator, as the case may be), whether at law or in equity.

        "Additional Shares of Common Stock" shall have the meaning given in Clause (c) of Article FOURTH.

        "Advancement of Expenses" shall have the meaning given in Clause (e) of this Article THIRD.

        "Affiliate" of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "AOL" shall mean America Online, Inc., a Delaware corporation.

        "AOLTW" shall mean AOL Time Warner Inc., a Delaware corporation.

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        "AOL-branded" shall mean, with respect to any internet or online service that such service includes the words "AOL" or "America Online" as an integral part of the name of such internet or online service. For the avoidance of doubt, a reference to an internet or online service being available on or through "AOL" or "America Online" internet or online service shall not itself make such service "AOL-branded", nor would the description of, for example, Netscape, an AOL company. By way of illustration, the "AOL Latin America regional internet portal service" and the "America Online Brasil online service" are "AOL-branded" services, while "Netscape Online" is not an AOL-branded service.

        "Aspen" shall mean Aspen Investments LLC, a Delaware limited liability company.

        "Atlantis" shall mean Atlantis Investments LLC, a Delaware limited liability company.

        "Board" shall mean the Corporation's Board of Directors.

        "By-laws" shall mean the By-laws of the Corporation, as the same may be amended or restated from time to time.

        "Cisneros Family" shall mean Ricardo Cisneros, Gustavo Cisneros and/or their lineal descendants, individually or collectively and/or any trusts for the exclusive benefit of any one or more of such persons.

        "Class A Common Stock" shall have the meaning given in Clause (a) of Article FOURTH.

        "Class A Director" shall have the meaning given in Clause (b) of Article FOURTH.

        "Class B Common Stock" shall have the meaning given in Clause (a) of Article FOURTH.

        "Class B Director" shall have the meaning given in Clause (b) of Article FOURTH.

        "Class B Securities" shall mean collectively the Series B Preferred Stock and/or the Class B Common Stock, as the same may be outstanding from time to time.

        "Class B Triggering Event" shall have the meaning given in Clause (b) of Article FOURTH.

        "Class C Common Stock" shall have the meaning given in Clause (a) of Article FOURTH.

        "Class C Director" shall have the meaning given in Clause (b) of Article FOURTH.

        "Class C Securities" shall mean collectively the Series C Preferred Stock and/or the Class C Common Stock, as the same may be outstanding from time to time.

        "Class C Triggering Event" shall have the meaning given in Clause (b) of Article FOURTH.

        "Common Stock" shall have the meaning given in Clause (a) of Article FOURTH.

        "Communication Services" includes chat, e-mail, message boards, online transactions and other forms of online interaction.

        "Content" shall mean either (i) text or (ii) multimedia information which contains any combination of any of the following in digital form or such other forms as may become available in the future: text, graphics, video, sound, still images, or the like.

        "Conversion Date" shall have the meaning given in Clause (c) of Article FOURTH.

        "Conversion Ratio" shall mean collectively, the Series B Conversion Ratio and the Series C Conversion Ratio.

        "Core Contracts" shall have the meaning given in Clause (d)(i)(F) of Article FIFTH.

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        "Corporate Opportunity" shall mean an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could, but for the provisions of this Article THIRD, have an interest or expectancy. Notwithstanding the foregoing, "Corporate Opportunity" shall not include any Special Power.

        "Corporation" shall have the meaning given in Article FIRST.

        "Damages" shall mean any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be incurred in connection therewith), court costs, and reasonable fees and expenses of counsel, consultants and expert witnesses, incurred by a Person indemnified pursuant to the provisions of paragraph (e) of this Article THIRD.

        "Employee" shall mean, with respect to a Parent Entity as of any date, any then current employee of such Parent Entity or of any Wholly-Owned Affiliate of such Parent Entity.

        "Encumbrance" shall mean any mortgage, pledge, security interest, lien or restriction on use or transfer, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

        "Executive Committee" shall have the meaning given in Clause (e) of Article FIFTH.

        "Fair Market Value" shall mean, as of any date, the average closing price for the Class A Common Stock as quoted on any national securities exchange or on the NASDAQ National Market System for the fifteen trading days ending on the second trading day prior to such date as reported in the Eastern Edition of THE WALL STREET JOURNAL. If the Class A Common Stock shall not be listed on any such exchange or traded on any such automated quotation system on all such trading days during such 15-trading day period, the closing or latest reported price for Class A Common Stock in the over-the-counter market on each trading day on which such shares are not so listed or traded as reported by NASDAQ or, if not so reported, then the last sale price for each such day, as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services (as determined by the Board), shall be deemed to be the closing price on such trading day. If, at a time when the Class A Common Stock is trading other than on such an exchange, there shall not have been a sale on any such trading day, the mean of the last reported bid and asked quotations as reported in the Eastern Edition of THE WALL STREET JOURNAL for Class A Common Stock on such day shall be deemed to be the closing price. If the shares of Class A Common Stock shall not be so reported on any of such trading days, then the Fair Market Value per share of such Class A Common Stock shall be the fair market value thereof as determined in the reasonable judgment of the Board of Directors. For the purpose hereof, "trading day" shall mean a day on which the securities exchange or automated quotation system specified herein shall be open for business or, if the shares of Class A Common Stock shall not be listed on such exchange or automated quotation system for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

        "Final Adjudication" shall have the meaning given in Clause (e) of this Article THIRD.

        "GCL" shall have the meaning given in Clause (a) of this Article THIRD.

        "Governmental Authority" shall mean any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, or commission or any court, tribunal or agency.

        "High Vote Common Stock" shall mean, collectively, the Class B Common Stock and the Class C Common Stock.

        "High Vote Preferred Stock" shall mean, collectively, the Series B Preferred Stock and the Series C Preferred Stock.

        "High Vote Stock" shall mean, collectively, the High Vote Common Stock and the High Vote Preferred Stock.

        "Interactive Services" shall mean the provision of Content or Communication Services which may be provided through the use of any protocols, standards, or platforms (including Internet or Internet derivative protocols, standards, and platforms) for remote access by narrowband or broadband infrastructure, including without limitation POTS, ISDN, ADSL, satellite, cable, fiber optics, wireless and hybrid CD-ROM.

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        "Internet Portal Services" shall mean a comprehensive collection of
    AOL-branded, Spanish and/or Portuguese language, internet or online services intended to aggregate and market all material consumer relevant segments of web-based Content targeted to consumers in one or more specific countries within the Territory and accessible to all Persons, regardless of whether they are Subscribers within such countries. By way of illustration, in Brazil, the americaonline.com.br is an Internet Portal Service, while individual websites devoted to e-commerce, vertical markets or specific subjects (e.g., personal finance) would not be Internet Portal Services.

        "Launch" shall mean the first commercial availability of an Interactive Service to potential Subscribers in the Territory or a country in the Territory, as applicable.

        "Liquidation Preference" shall have the meaning given in Clause (c) of Article FOURTH.

        "Mandatory Redemption" shall have the meaning given in Clause (c) of Article FOURTH.

        "Network Contracts" shall mean any contract relating to the provision of telecommunications connectivity, either (i) to and/or from any device upon which an Interactive Service is offered, or (ii) for the transport of data and/or voice traffic.

        "ODC" shall mean, individually and collectively, Riverview Media Corp., a British Virgin Islands corporation, and Aspen and Atlantis, for so long as each of Aspen and Atlantis is directly or indirectly wholly owned by the Cisneros Family, and, any Permitted Transferee(s) for so long as such Permitted Transferee(s) are directly or indirectly wholly owned by, or is a or are, member(s) of the Cisneros Family. Notwithstanding the foregoing, in each instance in this Certificate where ODC is required to (i) provide any consent to any action or inaction by the Corporation or any other Person,
    (ii) reject or otherwise determine not to pursue any Corporate Opportunity, or (iii) hold or vote any proxy required to be delivered hereunder, the term "ODC" shall mean, (A) Aspen and/or Atlantis, if Aspen and/or Atlantis then collectively hold at least a majority of the voting power of the High Vote Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, and (B) if Aspen and/or Atlantis do not then collectively hold at least a majority of the voting power of the High Vote Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, such Person or Persons as the Corporation may, in its sole discretion based on the stock record books of the Corporation, determine then holds at least a majority of the voting power of the High Vote Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate.

        "Operating Entity" shall mean an Affiliate of the Corporation formed for the purpose of operating and/or marketing and supporting the business of the Corporation in one or more jurisdictions in the Territory.

        "Original Issue Date" shall have the meaning given in Clause (c) of Article FOURTH.

        "Parent Entity" shall mean each of AOL and ODC.

        "PC Access Services" shall mean the provision by any Person of physical network access (irrespective of bandwidth or type of physical infrastructure such as cable, fiber optics, copper, fixed wireless or satellite) to online and/or internet services to end users of personal computers.

        "Permitted Encumbrances" shall mean (i) liens for taxes, assessments and other governmental charges or levies not due and payable, or which currently are being contested in good faith by appropriate proceedings, (ii) mechanics', workmen's, repairmen's, materialmen's, warehousemen's, vendors' and carriers' liens, and other similar liens arising in the ordinary course of business for charges which are not delinquent, or which currently are being contested in good faith by appropriate proceedings and have not proceeded to judgment, and (iii) liens in respect of judgments or awards with respect to which there shall be a good faith current prosecution of an appeal or proceedings for review which is secured by an appropriate bond or a stay of execution pending such appeal or proceedings for review.

        "Permitted Transferee" shall mean AOL, ODC, each of their Wholly-Owned Affiliates, Employees of AOL and ODC, and members of the Cisneros Family.

        "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization, or other legal entity, or a Governmental Authority, or their equivalent under the applicable legal system.

        "Preferred Stock" shall have the meaning given in Clause (a) of Article FOURTH.



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        "Redemption Date" shall have the meaning given in Clause (c) of Article
    FOURTH.

        "Redemption Notice" shall have the meaning given in Clause (c) of Article FOURTH.

        "Redemption Price" shall have the meaning given in Clause (c) of Article FOURTH.

        "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement by and among the Corporation, AOL and ODC dated March 30, 2001, as the same may be amended, supplemented or restated from time to time.

        "Section 141(a)" shall have the meaning given in Clause (c) of Article FIFTH.

        "Series B Conversion Ratio" shall have the meaning given in Clause (c) of Article FOURTH.

        "Series B Preferred Stock" shall have the meaning given in Clause (a) of Article FOURTH.

        "Series C Conversion Ratio" shall have the meaning given in Clause (c) of Article FOURTH.

        "Series C Preferred Stock" shall have the meaning given in Clause (a) of Article FOURTH.

        "Special Committee" shall have the meaning given in Clause (d) of Article FIFTH.

        "Special Power" shall mean any investment or business opportunity or prospective economic or competitive advantage that (i) is presented to or becomes known to an officer of the Corporation who is not also an officer or director of AOL or ODC or any of their Subsidiaries or Affiliates (other than the Corporation), (ii) occurs or arises solely in the Territory and
    (iii) involves opportunities, activities or operations of a type or nature which the Corporation is then pursuing or conducting (i.e., accepting advertising from a local provider of products or services, or advertising directed solely in the Territory from an international provider of products or services as opposed to advertising by an international provider of products or services directed both within and outside of the Territory) as opposed to opportunities, activities or operations of a type which the Corporation is not then conducting (i.e., offering a new product, technology or service not then being offered by the Corporation).

        "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement by and among the Corporation, AOL and ODC, dated as of March 30, 2001, as the same may be amended, supplemented or restated from time to time.

        "Strategic Partner" shall mean any Person who acquires 25% or more of the equity of the Corporation and who provides a strategic benefit to the Corporation in the form of a contractual relationship or contribution of material, in-kind assets.

        "Subscriber" shall mean, as of any date of determination and with respect to any Interactive Service, any Person who has opened an account with or otherwise registered as a user of such Interactive Service.

        "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, (x) ten percent (10%) or more of the total voting power of shares of stock entitled to vote in the election of directors thereof or (y) ten percent (10%) or more of the value of the equity interests is at the time owned or controlled, directly or indirectly, by the Person or one or more of its other Subsidiaries, or (ii) if a limited liability company, partnership, association or other business entity, ten percent (10%) or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of its subsidiaries. The Person shall be deemed to have ten percent (10%) or greater ownership interest in a limited liability company, partnership, association or other business entity if the Person is allocated ten percent (10%) or more of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the Person managing such limited liability company, partnership, association or other business entity.

        "Territory" shall mean the following countries:

                                 Anguilla                           Haiti
                                Antigua                             Honduras
                                Argentina                           Jamaica


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                             Aruba                      Martinique
                             Bahamas                    Mexico
                             Barbados                   Netherlands Antilles
                             Barbuda                    Nevis Montserrat
                             Belize                     Nicaragua
                             Bolivia                    Panama
                             Brazil                     Paraguay
                             Caicos Islands             Peru
                             Cayman Islands             Puerto Rico
                             Chile                      St. Kitts
                             Colombia                   St. Lucia
                             Costa Rica                 St. Maarten
                             Cuba                       St. Martin
                             Dominica                   St. Vincent
                             Dominican Republic         Suriname
                             Ecuador                    The Grenadines
                             El Salvador                Tobago
                             French Guiana              Trinidad
                             Grenada                    Turks Islands
                             Guadeloupe                 Uruguay
                             Guatemala                  Venezuela
                             Guyana                     Virgin Islands

        "Transfer Agent" shall have the meaning given in Clause (b) of Article FOURTH.

        "TV Access Services" shall mean the provision by any Person of network access (irrespective of bandwidth or transmission media, including, without limitation, cable, fiber optics and satellite) to online and/or internet services to end users of the television platform by means of cable or satellite transmission.

        "Undertaking" shall have the meaning given in Clause (e) of Article
    THIRD.

        "Voting Stock" shall have the meaning given in Clause (b) of Article FIFTH.

        "Wholly Owned Affiliate" shall mean with respect to any Person any other Person which is directly or indirectly wholly owned by such Person, directly or indirectly wholly owns such Person or is directly or indirectly wholly owned by the same Person as such Person, with such ownership to mean possession of both 100% of the equity interest and 100% of the voting interest, except for directors' qualifying shares, if any. Any Person that is directly or indirectly wholly owned by the Cisneros Family shall be deemed a Wholly Owned Affiliate of ODC, and any Person that is directly or indirectly wholly owned by AOL Time Warner, Inc., a Delaware corporation, shall be deemed a Wholly Owned Affiliate of AOL.

        "Wireless Access Services" shall mean the provision by any Person of network access by use of electromagnetic waves (irrespective of bandwidth or transmission protocol) to online and/or internet services to end users of mobile wireless access devices, which access services are acquired or developed by AOL for Launch anywhere on or prior to August 7, 2004. "Wireless Access Services" shall not include any PC Access Services or TV Access Services, notwithstanding their use of electromagnetic waves or otherwise. For the avoidance of doubt, the fact that an end user of a PC Access Service or TV Access Service shall transmit information to his or her personal computer or television by means of an infrared or other wireless keyboard or similar input device shall not make such PC Access Service or TV Access Service a Wireless Access Service.

    (c) COMPETING ACTIVITIES AND CORPORATE OPPORTUNITIES. The stockholders of the Corporation, including, without limitation, AOL, ODC, and their respective officers, directors, agents, shareholders, members, partners, Affiliates and Subsidiaries (other than the Corporation and its Subsidiaries), may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Corporation's business or the business of any Subsidiary or Affiliate of the Corporation and that might be in direct or indirect competition with the Corporation or any Subsidiary or Affiliate of the Corporation, including, without limitation, any business of the Corporation conducted pursuant to any Special Power, and neither the Corporation, any Subsidiary or Affiliate of the Corporation (other than the Corporation and its Subsidiaries) nor any other stockholder of the Corporation shall have any right in or to such other ventures or activities or to receive or share in any income or proceeds derived therefrom. If either AOL or ODC (or, except as to any matter the Corporation has the corporate power to exploit pursuant to Clause (d) of Article


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THIRD, any of their respective officers, directors, agents, shareholders, members, partners, Affiliates or Subsidiaries) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall have no interest in, and no expectation that, such Corporate Opportunity be offered to it, any such interest or expectation being hereby renounced, so that such Person (1) shall have no duty to communicate or present such Corporate Opportunity to the Corporation, shall have the right to hold any such Corporate Opportunity for its (and its officers', directors', agents', shareholders', members', partners', Affiliates' or Subsidiaries') own account or to recommend, sell, assign or otherwise transfer such Corporate Opportunity to Persons other than the Corporation or any Subsidiary of the Corporation, and (2) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or otherwise by reason of the fact that such Person pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns or otherwise transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation.

    (d) LIMITATION ON CORPORATE POWERS.

        (1) The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to take any action, to exploit in any manner any Corporate Opportunity (other than a Special Power) unless and until exploitation of such Corporate Opportunity is rejected by AOL and by ODC (in each case by each of AOL and ODC on their own behalf and on behalf of their respective Subsidiaries and Affiliates) as set forth herein. The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to (or to own any Subsidiary or Affiliate that does) take any action, to exploit in any manner any Corporate Opportunity, knowledge of which is obtained by any person who is an officer, director, employee or agent of the Corporation and who is neither (1) a Class B or Class C Director nor (2) an officer or director of AOL or ODC or any of their Subsidiaries or Affiliates (other than the Corporation) unless and until (A) such Corporate Opportunity shall be presented to AOL and ODC (in each case to AOL and ODC on their own behalf and on behalf of their respective Subsidiaries and Affiliates) and (B) AOL determines that AOL shall not and ODC determines that ODC shall not (in each case by each of AOL and ODC on their own behalf and on behalf of their respective Subsidiaries and Affiliates) pursue such Corporate Opportunity. The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to take any action, to exploit in any manner any Corporate Opportunity, knowledge of which is obtained by any person who is a director or officer of the Corporation and who is either
    (1) a Class B Director or (2) a director or officer of AOL or any of its Subsidiaries or Affiliates (other than the Corporation) unless and until exploitation of such Corporate Opportunity is rejected by AOL on its own behalf and on behalf of its Subsidiaries and Affiliates. The Corporation shall not have the corporate power to take any action, or to cause or permit any Subsidiary or Affiliate to (or to own any Subsidiary or Affiliate that does) take any action, to exploit in any manner any Corporate Opportunity, knowledge of which is obtained by any person who is a director or officer of the Corporation and who is either (1) a Class C Director or (2) a director or officer of ODC or any of its Subsidiaries or Affiliates (other than the Corporation) unless and until exploitation of such Corporate Opportunity is rejected by ODC on its own behalf and on behalf of its Subsidiaries and Affiliates. Notwithstanding the foregoing, each or both of AOL and ODC, and each of their Subsidiaries and Affiliates, may exploit any Corporate Opportunity that may become or is a Special Power of the Corporation regardless of whether the Corporation is then exploiting or attempting to exploit such Special Power.

        (2) For purposes of Clause (d)(1) of this Article THIRD, if any Person entitled to exploit a Corporate Opportunity does not, within 180 calendar days after becoming aware of such Corporate Opportunity, begin to pursue, or thereafter continue to pursue, such Corporate Opportunity, the Corporation shall then have the corporate power to take any action or cause or permit any Subsidiary to take any action to exploit in any manner any such Corporate Opportunity; provided that the 180 calendar days within which a Person must begin to or continue to pursue a Corporate Opportunity shall not be deemed to have elapsed with respect to a Person until the day after the date reasonably determined by the Board of Directors of the Corporation to be the 180th calendar day after such Person became aware of the Corporate Opportunity as set forth in a written notice from the Corporation to the Person or Persons entitled to exploit the Corporate Opportunity; and provided further that each recipient of such notice does not object to such determination in writing to the Corporation within ten (10) business days following the receipt of such written notice. In the case of an objection by a recipient of the date set forth in the written notice provided in the preceding sentence, the 180th calendar day shall be the date mutually agreed upon by the Corporation and the Person or Persons entitled to exploit the Corporate Opportunity.

        (3) Except as specifically provided in Clause (d)(1) of this Article THIRD, for purposes of Clause (d) of this Article THIRD only (A) the term "Corporation" shall mean the Corporation and all Subsidiaries and Affiliates of the Corporation and (B) the terms AOL and ODC shall mean, as applicable, AOL, ODC, and each of their Subsidiaries and Affiliates other than the Corporation.

    (e) INDEMNIFICATION.

        (i) If, and to the extent that, the Corporation, any stockholder of the Corporation or any other Person brings any Action against AOL or ODC (or any of their officers, directors, agents, shareholders, members, partners, Affiliates or Subsidiaries) seeking any Damages or injunctive or other equitable relief based on, arising out of or relating to any breach or alleged breach of any fiduciary or other duty based on any action or inaction which is permitted by the provisions of this Article THIRD or which is otherwise taken in reliance upon the provisions of this Article THIRD, the Corporation shall, to the fullest extent permitted by law, indemnify and hold such Persons harmless from and against all Damages arising out of or in connection with any such Action. The right to indemnification conferred herein shall include the right to be paid by the Corporation the expenses (including attorneys', accountants', experts' and other professionals' fees, costs and expenses) incurred in defending any such Action in advance of its final disposition (an "Advancement of Expenses"); provided, however, that if, but only if and then only to the extent, the GCL requires, an Advancement of Expenses incurred by an indemnitee hereunder shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article THIRD or otherwise. The rights to indemnification and to the Advancement of Expenses conferred herein shall be contract rights and, as such, shall inure to the benefit of the indemnitee's successors, assigns, heirs, executors and administrators.

        (ii) If a claim for indemnification under this Article THIRD hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (B) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses only upon a Final Adjudication that, the indemnitee has not met the applicable standard for indemnification, if any, set forth in the GCL. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth herein or in the GCL, nor an actual determination by the Corporation (including its directors, or a committee thereof, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article THIRD or otherwise, shall be on the Corporation.

        (iii) The rights to indemnification and to the Advancement of Expenses conferred in this Article THIRD shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, this Certificate of Incorporation, the Corporation's By-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

    (f) NOTICE TO HOLDERS. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation, or any other securities, rights, warrants, options or debt instruments of the Corporation convertible into or exchangeable for, capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article THIRD.

    FOURTH: (a) AUTHORIZED CAPITAL STOCK.

        (i) AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have the authority to issue is 3,250,000,000 shares, comprised of 2,250,000,000 shares, of Common Stock, par value $.01 per share, issuable in three classes, as set forth below, and 1,000,000,000 shares of Preferred Stock, par value $.01 per share, issuable in one or more series as hereinafter provided.

        (ii) COMMON STOCK. The authorized shares of Common Stock shall be comprised of (1) 1,400,000,000 shares of Class A Common Stock (the "Class A Common Stock"); (2) 450,000,000 shares of Class B Common Stock (the "Class B

    Common Stock"); and (3) 400,000,000 shares of Class C Common Stock (the "Class C Common Stock."). The Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall hereinafter collectively be called the "Common Stock."

        (iii) PREFERRED STOCK. Of the 1,000,000,000 shares of Preferred Stock authorized for issuance, (1) 350,000,000 shares shall be designated and known as the "Series B Redeemable Convertible Preferred Stock" (hereinafter, the "Series B Preferred Stock"), (2) 300,000,000 shares shall be designated and known as the "Series C Redeemable Convertible Preferred Stock" (hereinafter, the "Series C Preferred Stock") and (3) the remaining shares shall be reserved for issuance by the Board in accordance with the provisions of Clause (c) of this Article FOURTH. The Series B Preferred Stock and Series C Preferred Stock shall have the rights, privileges and obligations set forth in Clause (c) of this Article FOURTH. The rights, privileges and obligations of each other series of Preferred Stock shall be as set forth in the resolution or resolutions adopted in the manner set forth in Clause (c) of this Article FOURTH. The Series B Preferred Stock, the Series C Preferred Stock and each other series of Preferred Stock created by the Corporation in accordance with the provisions of this Certificate of Incorporation shall hereinafter collectively be called the "Preferred Stock."

        (iv) INCREASES AND DECREASES IN SIZE. The number of authorized shares of any class or classes or series of capital stock of the Corporation may be increased or decreased, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted and without a separate class vote of the holders of such class or classes, except as provided in clauses (y) and (z) hereof; (but not below the number of shares thereof then outstanding) after receiving each of the following votes: (x) subject to Clause (b)(i)(B) of Article FOURTH, the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the issued and outstanding Voting Stock, voting as one class, (y) if there are one or more shares of Class B Securities then outstanding, the affirmative vote of the holders of a majority of the Class B Securities then outstanding voting together as a single class; and (z) if there are one or more shares of Class C Securities then outstanding, the affirmative vote of the holders of a majority of the Class C Securities then outstanding voting together as a single class.

    (b) TERMS OF COMMON STOCK; VOTING; DIRECTORS.

        (i)  RIGHTS AND PRIVILEGES; VOTING RIGHTS.

            (A) The holders of shares of Common Stock shall have the following voting rights:

                (1) Each share of Class A Common Stock shall be entitled to one
            (1) vote per share in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation on which the holders of the Class A Common Stock are entitled to vote.

                (2) Each share of High Vote Common Stock shall be entitled to ten (10) votes per share in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation on which the holders of such High Vote Common Stock are entitled to vote.

                (3) Except as provided in Clause (c) of Article FOURTH and as may be provided pursuant to resolutions of the Board adopted pursuant to the provisions of this Certificate of Incorporation and the By-laws, establishing any series of Preferred Stock and granting to the holders of such shares of Preferred Stock rights to elect additional directors under specified circumstances, and subject to Article FOURTH, Clause (b)(iii)(C) and (D) and Article FIFTH, Clause
            (a) below, the Board shall consist of fifteen (15) directors. Subject to Article FOURTH, Clauses (b)(iii)(C) and (D) and Article FIFTH, Clause (a) below: (x) the holders of the Class B Securities, voting separately as a class, shall be entitled to elect five (5) of the fifteen (15) directors of the Board (each a "Class B Director");
            (y) the holders of the Class C Securities, voting separately as a class, shall be entitled to elect five (5) of the fifteen (15) directors of the Board (each a "Class C Director"); and (z) the remaining five (5) directors (each a "Class A Director"), shall be elected by the vote of the holders of the Common Stock, voting as one class (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

                (4) Except as provided in Clause (c) of Article FOURTH or as otherwise required in this Certificate of Incorporation, the By-laws or by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation generally (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

             (B)(1) Notwithstanding anything in this Certificate of Incorporation to the contrary, so long as any shares of High Vote Stock are outstanding, except as otherwise required by Section 242(b)(2) of the GCL, only the holder or holders, as the case may be, of the High Vote Stock shall be entitled to vote on the matters set forth in clauses (I) through (VII) of this Clause (b)(i)(B)(1), and the vote of holders of a majority of the outstanding Class B Securities and Class C Securities, each voting separately as a class, or if only one of the Class B Securities or Class C Securities is then outstanding, the vote of holders of a majority of such Class B Securities or Class C Securities shall be required to:

                 (I) Approve any amendment or repeal of Article THIRD of this
             Certificate of Incorporation or adopt any provision inconsistent therewith;

                 (II) Approve any amendment or repeal of Article FOURTH of this
             Certificate of Incorporation or adopt any provision inconsistent therewith;

                 (III) Approve any amendment or repeal of Article FIFTH of this
             Certificate of Incorporation or adopt any provision inconsistent therewith;

                 (IV) Approve any amendment or repeal of Articles III (including
             Schedule 3.1(b) thereto), IV, X, or XI or Section 5.2 of the
             By-laws;

                 (V) Approve any expansion of the business of the Corporation beyond the provision of PC Access Services, AOL-branded TV Access Services, AOL-branded Wireless Access Services and AOL-branded Internet Portal Services in the Territory;

                 (VI) Approve the creation of any Operating Entity in any
             country within the Territory; and

                 (VII) Approve the commencement of any Action (without regard to the amount in controversy) or settlement of any Action to which the Corporation or any Subsidiary is a party or the subject thereof, which Action could materially adversely affect the rights of AOL or ODC or any of their Subsidiaries or Affiliates.

             (2) Notwithstanding anything in this Certificate of Incorporation to the contrary, so long as any shares of High Vote Stock are outstanding, the vote of holders of a majority of the outstanding Class B Securities (except to the extent that the holders of a majority of the outstanding Class B Securities have waived such voting right) and Class C Securities (except to the extent that the holders of a majority of the outstanding Class C Securities have waived such voting right), each voting separately as a class, or, if only one of the Class B Securities or Class C Securities is then outstanding, the vote of the holders of a majority of such Class B Securities or Class C Securities, shall be required to approve:

                 (I) The merger, consolidation, dissolution or liquidation of the Corporation or any Subsidiary, or any transaction having the same effect;

                 (II) Except pursuant to (1) employee stock option and similar incentive plans approved by the Board and the holders of a majority of each class of High Vote Stock, (2) a conversion or exchange right set forth in this Certificate of Incorporation or similar constitutive documents of any Subsidiary, or (3) the Stockholders' Agreement, the issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation or any Subsidiary, or any option, put, call or warrant with respect to the foregoing;

                 (III) The transfer or other disposition of, or placing any
             Encumbrance (other than Permitted Encumbrances) on, any material asset of the Corporation or any Subsidiary (other than disposition of inventory or obsolete assets of the Corporation or any Subsidiary);

                 (IV) Any transaction involving (i) the Corporation or any
             Subsidiary as a result of which the Corporation or any Subsidiary, alone or with its Affiliates, acquires control over any other Person; or (ii) any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing;

                 (V) The establishment of any entity (or the creation of any entity owned jointly with any other party) by the Corporation or any Subsidiary;

                 (VI) The adoption of any, or modification of any previously adopted, (i) strategic plan or business plan for the Corporation or any Subsidiary which is designed to serve as a basis for the operation of the Corporation or any Subsidiary, (ii) annual budget or forecast for the Corporation or any Subsidiary, or (iii) business projections for the Corporation or any Subsidiary.

                 (VII) The establishment of, or making any significant
             modification to, the investment and/or cash management policies of the Corporation or any Subsidiary;

                 (VIII) The discontinuation of any material activity engaged in from time to time by the Corporation or any Subsidiary;

                 (IX) The entering into of any partnership, joint venture or consortium with any other Person by the Corporation or any Subsidiary;

                 (X) The entry into material agreements by the Corporation or any Subsidiary; outside of the ordinary course of business; and

                 (XI) The approval of the filing for bankruptcy of or any
             decision not to take action to prevent a filing for bankruptcy or not to oppose an involuntary filing for bankruptcy or other winding up of the Corporation or any Subsidiary.

        (ii) DIVIDENDS AND DISTRIBUTIONS.

                 (A) Subject to the preferences applicable to the Preferred
             Stock outstanding at any time, if any, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section, the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class.

                 (B) In the case of dividends or other distributions payable in
             Class A Common Stock, Class B Common Stock or Class C Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock, Class B Common Stock or Class C Common Stock which occur after the first date upon which the Corporation has issued shares of any of Class A Common Stock, Class B Common Stock or Class C Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, and only shares of Class C Common Stock shall be distributed with respect to Class C Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the number of shares of each class of Common Stock payable per share of each such class of Common Stock shall be equal in number.

                 (C) In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any Person that is a Wholly Owned Affiliate of the Corporation, the Corporation shall declare and pay such dividends in three separate classes of such voting securities, identical in all respects, except that: (1) the voting rights of each such security paid to the holders of Class B Common Stock and Class C Common Stock, when compared to the voting rights of each such security paid to the holders of Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Clause (b)(i)(A) of Article FOURTH above; (2) such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class B Common Stock; and (3) such security paid to the holders of Class C Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class C Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class C Common Stock. In the case of any such dividend or distribution payable in other voting securities of the Corporation or any Wholly Owned Affiliate of the Corporation, the number of shares or other interest of such voting securities payable per share of each such class of Common Stock shall be equal in number.

                 (D) In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of any Person that is a Wholly Owned Affiliate of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that: (1) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock and Class C Common Stock, when compared to the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class A Common Stock, be determined pursuant to the same formula as provided in Clause (b)(i)(A) of Article FOURTH above; (2) such underlying securities paid to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock; and (3) such underlying securities paid to the holders of the Class C Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions then applicable to the conversion of Class C Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class C Common Stock. In the case of any such dividend or distribution payable in other voting securities of the Corporation or any Wholly Owned Affiliate of the Corporation, the number of shares or other interest of such voting securities payable per share of each such class of Common Stock shall be equal in number.

              (iii) CONVERSION OF HIGH VOTE COMMON STOCK.

                   (A) OPTIONAL CONVERSION BY THE HOLDER. Each holder of High
             Vote Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's High Vote Common Stock on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares of High Vote Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause
             (b)(iii)(H) below

                   (B) AUTOMATIC CONVERSION UPON TRANSFER.

                       (1) Each share of High Vote Common Stock transferred,
                   directly or indirectly, by one or more Parent Entities (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such disposition, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Common Stock by a Parent Entity or any Permitted Transferee so long as the transferring Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of High Vote Common Stock transferred by a Parent Entity (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than a Parent Entity or a Wholly Owned Affiliate of a Parent Entity, automatically convert into one
                   (1) fully paid and non-assessable share of Class A Common Stock (A) upon such transfer, unless the applicable Parent Entity obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and the other Parent Entity (if such other Parent Entity or its Wholly Owned Affiliates then holds any High Vote Stock), pursuant to which the transferee agrees to grant to the appropriate Parent Entity the right to vote all shares of High Vote Common Stock transferred to such Person, such vote to be at the sole discretion of the appropriate Parent Entity, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Clause (A), and (C) solely with respect to a transfer to an Employee of AOL, ODC and/or one or more Cisneros Family members, if (i) such transfer (1) with respect to transfers by AOL and its Permitted Transferees, either individually or when aggregated with all prior transfers of High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) and (2) with respect to transfers by ODC and its Permitted Transferees, either individually or when aggregated with all prior transfers of High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of AOL or ODC, as the case may be. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any transfers of Class B Common Stock and ODC shall be the appropriate Parent Entity with respect to any transfers of Class C Common Stock. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after its execution. Notwithstanding the foregoing,
                   (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at anytime following the transfer of the High Vote Common Stock, then each share of the High Vote Common Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into one (1) fully paid and non-assessable share of Class A Common Stock; and (z) no transfer of High Vote Common Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such High Vote Common Stock previously consummated, require the Corporation to register the Class B Common Stock and/or Class C Common Stock under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Clause (b)(iii)(B) of Article FOURTH shall be made by a majority of the Board of Directors, subject to the provisions of Clause (c) of Article FIFTH regarding the approval of actions with stockholders.

                       (2) In addition, if any Person other than a Permitted
                   Transferee otherwise acquires any direct or indirect ownership interest in a share of High Vote Common Stock, such share of High Vote Common Stock automatically shall convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such Person acquiring such ownership interest, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any Class B Common Stock or Class C Common Stock by a Parent Entity or any Permitted Transferee so long as the appropriate Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Class B Common Stock and ODC shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Class C Common Stock.

                    (C) If at any time AOL, its Wholly Owned Affiliates and its
                Employees own less than 50,929,167 (the "Class B Trigger Amount") shares of Class B Common Stock in the aggregate (including shares of Class B Common Stock issuable directly or indirectly upon conversion, exercise or exchange of (i) then outstanding shares of any Series B Preferred Stock, (ii) then outstanding 11% Senior Convertible Notes (the "Initial Notes") issued under the Note Purchase Agreement dated as of March 8, 2002 between the Corporation and AOLTW (as amended, supplemented, or modified or restated from time to time (the "Note Purchase Agreement")) or 11% Senior Convertible Notes issued as interest on the Initial Notes or any other 11% Senior Convertible Notes (collectively, the "PIK Notes"; together with the Initial Notes, the "Notes"), or (iii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class B Common Stock (other than the warrant issued to AOL dated August 7, 2000 to purchase 16,541,250 shares of Series B Preferred Stock, but including any shares, directly or indirectly issued upon the exercise thereof), and as adjusted to negate any reduction in the number of shares of Class B Common Stock and/or Series B Preferred Stock owned by AOL resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class B Triggering Event"), then each share of Class B Common Stock then issued and outstanding, including shares issuable upon the conversion of Series B Preferred Stock in connection with the occurrence of the Class B Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Notwithstanding the foregoing, the Class B Trigger Amount shall be reduced by the number equal to (X) the number of shares of Class A Common Stock converted from Series B Preferred Stock after, and in accordance with, written notice from the Corporation to AOL, in order to meet any initial listing or continued listing requirements of the NASDAQ SmallCap Market or the NASDAQ National Market, minus (Y) the positive number, if any, equal to (I) the number of shares of Class A Common Stock transferred by AOL (or any Wholly Owned Affiliate of AOL) to any Person other than AOL or a Wholly Owned Affiliate of AOL (not including any pledge, hypothecation or other similar financing transaction of Class A Common Stock by AOL or any Wholly Owned Affiliate of AOL so long as AOL or such Wholly Owned Affiliate continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) minus (II) the aggregate number of shares of Class A Common Stock acquired by AOL at any time (including such shares owned on December 23, 2002) other than through the conversion of Series B Preferred Stock; provided, however, that at no time shall the Class B Trigger Amount exceed 50,929,167 (equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction); provided, further, that any shares of Class A Common Stock owned by a Wholly Owned Affiliate of AOL that ceases to be a Permitted Transferee of AOL shall also be included in the calculation of the number established by such clause (Y)(I). Notwithstanding the foregoing, if any Person files a Certificate of Ownership and Merger pursuant to Section 253 of the GCL causing such Person to merge with or into the Corporation, then immediately prior to the effectiveness of such merger, the adjustment to the Class B Trigger Amount provided for in the foregoing sentence shall be of no force or effect; provided, however, that the adjustment to the Class B Trigger Amount made pursuant to the foregoing sentence shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class B Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause
                (b)(iii)(H) below. The Corporation, shall, upon the written request at any time by AOL or any Wholly Owned Affiliate of AOL, furnish or cause to be furnished to AOL or such Wholly Owned Affiliate a certificate setting forth the Class B Trigger Amount at such time and the calculation required by this Article FOURTH Clause (b)(iii)(C) upon which the then current Class B Trigger Amount was determined. Effective upon a Class B Triggering Event, the term of any then serving Class B Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class B Directors then serving thereon.

                   (D) If at any time ODC, its Wholly Owned Affiliates, members of the Cisneros Family and ODC Employees own less than 49,930,955 (the "Class C Trigger Amount") shares of Class C Common Stock in the aggregate (including shares of Class C Common Stock issuable directly or indirectly upon conversion, exercise or exchange of (i) then outstanding shares of Series C Preferred Stock, or (ii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class C Common Stock, and as adjusted to negate any reduction in the number of shares of Class C Common Stock and/or Series C Preferred Stock owned by ODC resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class C Triggering Event"), then each share of Class C Common Stock then issued and outstanding, including shares issuable upon the conversion of Series C Preferred Stock in connection with the occurrence of the Class C Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Notwithstanding the foregoing, the Class C Trigger Amount shall be reduced by the number equal to (X) the number of shares of Class A Common Stock converted from Series C Preferred Stock after, and in accordance with, written notice from the Corporation to ODC, in order to meet any initial listing or continued listing requirements of the NASDAQ SmallCap Market or the NASDAQ National Market, minus (Y) the positive number, if any, equal to (I) the number of shares of Class A Common Stock transferred by ODC (or any Wholly Owned Affiliate of ODC) to any Person other than ODC or a Wholly Owned Affiliate of ODC (not including any pledge, hypothecation or other similar financing transaction of Class A Common Stock by ODC or any Wholly Owned Affiliate of ODC so long as ODC or such Wholly Owned Affiliate of ODC continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) minus (II) the aggregate number of shares of Class A Common Stock acquired by ODC at any time (including shares owned on December 23, 2002) other than through the conversion of Series C Preferred Stock; provided, however, that at no time shall the Class C Trigger Amount exceed 49,930,955 (equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction); provided, further, that any shares of Class A Common Stock owned by a Wholly Owned Affiliate of ODC that ceases to be a Permitted Transferee of ODC shall also be included in the calculation of the number established by such clause (Y)(I). Notwithstanding the foregoing, if any Person files a Certificate of Ownership and Merger pursuant to Section 253 of the GCL causing such Person to merge with or into the Corporation, then immediately prior to the effectiveness of such merger, the adjustment to the Class C Trigger Amount provided for in the foregoing sentence shall be of no force or effect; provided, however, that the adjustment to the Class C Trigger Amount made pursuant to the foregoing sentence shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class C Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class C Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class C Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below. The Corporation, shall, upon the written request at any time by ODC or any Wholly Owned Affiliate of ODC, furnish or cause to be furnished to ODC or such Wholly Owned Affiliate a certificate setting forth the Class C Trigger Amount at such time and the calculation required by this Article FOURTH Clause (b)(iii)(D) upon which the then current Class C Trigger Amount was determined. Effective upon a Class C Triggering Event, the term of any then serving Class C Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class C Directors then serving thereon.

                   (E) As promptly as practicable following the surrender for conversion of a certificate representing shares of High Vote Common Stock in the manner provided in Article FOURTH, Clauses
                (b)(iii)(A), (B), (C) or (D) above, and the payment in cash of any amount required by the provisions of Article FOURTH, Clause
                (b)(iii)(H) below, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the event causing the conversion occurs. Upon the date any such conversion is deemed made or effected, all rights of the holder of such shares of High Vote Common Stock as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

                   (F) Upon any reclassification or other similar transaction that results in the shares of Class A Common Stock being converted into or exchanged for another security, holders of High Vote Common Stock shall be entitled to receive upon conversion or exchange of such High Vote Common Stock the amount of such security that such holder would have received if such conversion or exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion or exchange of any share of High Vote Common Stock; provided, however, that if a share of High Vote Common Stock shall be converted or exchanged subsequent to the record date for the payment of a dividend or other distribution on shares of High Vote Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion or exchange thereof or the default in payment of the dividend or distribution due on such date.

                   (G) The Corporation covenants that it shall at all times
                reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon conversion of the outstanding shares of High Vote Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of High Vote Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of High Vote Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock require registration with or approval of any Governmental Authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion of any High Vote Stock, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation shall use its best efforts to list or otherwise qualify for trading the shares of Class A Common Stock required to be delivered upon conversion or exchange prior to such delivery upon each national securities exchange, automated quotation system or other market upon which the outstanding Class A Common Stock is listed or qualified for trading at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of High Vote Stock will, upon issue, be validly issued, fully paid and non-assessable.

                   (H) The issuance of certificates for shares of Class A Common
                Stock upon conversion of shares of High Vote Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of High Vote Common Stock being converted, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                   (I) Shares of High Vote Common Stock that are converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock or Class C Common Stock, as the case may be, and available for reissue by the Corporation; provided, however, that no shares of High Vote Common Stock shall be reissued except as expressly permitted by Article FOURTH, Clause (b)(ii) above or Article FOURTH, Clause
                (b)(iv) below.

               (iv) STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

               (v) LIQUIDATION RIGHTS. Upon any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of the High Vote Preferred Stock and each additional series of Preferred Stock, if any then outstanding, the remaining assets and funds of the Corporation, if any, shall be divided among and paid to the respective holders of the Common Stock and High Vote Preferred Stock and to the holders of any other stock ranking on a parity with the Common Stock, ratably in proportion to the number of shares of Common Stock they then hold assuming, for purposes of such calculation, that all outstanding shares of High Vote Preferred Stock are converted into shares of High Vote Common Stock at the then applicable Conversion Ratio as of the date immediately preceding such distribution.

               (vi) NO PREEMPTIVE RIGHTS. The holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock.

           (c) PREFERRED STOCK. Subject to the voting and approval procedures set forth in Article FOURTH, clause (b) and Article FIFTH, Clause (d) of this Certificate of Incorporation and in Article III of the By-laws, the Board is hereby expressly granted authority to authorize in accordance with law from time to time the issue of one or more series of Preferred Stock in addition to the Series B Preferred Stock and Series C Preferred Stock, and with respect to any such series to fix by resolution or resolutions the numbers of shares, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof and to establish the price and consideration to be received therefor, as well as all other matters applicable thereto as may be fixed or established pursuant to any such resolution in accordance with the provisions of the GCL.

        The preferences, privileges and restrictions granted to or imposed upon the Series B Preferred Stock and Series C Preferred Stock, or the holders thereof, are as follows:

             (i)  DESIGNATION AND AMOUNT.

                  (A) SERIES B PREFERRED STOCK. The number of shares
               constituting the Series B Preferred Stock shall be 350,000,000 (Three Hundred Fifty Million). Such number of shares may be increased or decreased in accordance with the other provisions of this Article FOURTH, provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series B Preferred Stock.

                  (B) SERIES C PREFERRED STOCK. The number of shares
               constituting the Series C Preferred Stock shall be 300,000,000 (Three Hundred Million). Such number of shares may be increased or decreased in accordance with the other provisions of this Article FOURTH, provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series C Preferred Stock.

         (ii)  DIVIDENDS AND DISTRIBUTIONS.

                  (A) PREFERRED STOCK DIVIDENDS. Subject to the GCL and the
               provisions of this Certificate of Incorporation, the holders of shares of High Vote Preferred Stock, in preference to the holders of shares of Common Stock and of any other capital stock of the Corporation ranking junior to the High Vote Preferred Stock as to payment of dividends, shall be entitled to receive, when and as declared by the Board, out of funds legally available therefor, cumulative dividends at the annual per share rate of three percent (3%) of the per share Liquidation Preference. Dividends on each share of High Vote Preferred Stock shall accrue daily from the date of issuance of such share of High Vote Preferred Stock; provided, that if any shares of any series of High Vote Preferred Stock have been or are issued upon conversion of any other share of capital stock of the Corporation, and any dividends are then accrued on such converted shares, there shall be deemed accrued on each share of such series of High Vote Preferred Stock an additional amount equal to the aggregate of such accrued dividends on such other shares of capital stock divided by the total number of shares of such series of High Vote Preferred Stock outstanding immediately following such conversion. All such dividends shall be payable annually in arrears; provided, that each such dividend shall not be payable in cash, and instead shall be payable solely in additional shares of the Corporation's Series B Preferred Stock and Series C Preferred Stock, as applicable, with the value of such additional shares equal, for such purposes, to the Fair Market Value, on the date of such dividends, of a share of Class A Common Stock which is ultimately issuable upon conversion of the High Vote Common Stock issuable upon conversion of the High Vote Preferred Stock. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No fractional shares of High Vote Preferred Stock shall be issued in respect of any such dividend, and the number of shares issuable to any holder who otherwise would be issued a fractional share shall be rounded down to the nearest whole number of shares and the Corporation shall make a cash payment to such Holder in an amount equal to such fraction multiplied by the Fair Market Value of one share of Class A Common Stock multiplied by the then applicable Conversion Ratio. Without limiting the terms of Clause (c)(ii) (B) below, if dividends are declared with respect to the Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock, then holders of High Vote Preferred Stock shall be entitled to receive a dividend equivalent to that which would have been payable had the High Vote Preferred Stock been converted into shares of Common Stock immediately prior to the record date for payment of the dividend on the Common Stock and no such dividend on Common Stock shall be paid unless and until such dividend also shall have been paid on the High Vote Preferred Stock.

                  (B) DIVIDEND RESTRICTIONS. Unless all accrued dividends on the
               High Vote Preferred Stock pursuant to Clause (c)(ii)(A) of Article FOURTH shall have been paid or declared, no dividend shall be paid or declared, and no distribution shall be made , on any Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock. No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with or junior to the High Vote Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared or paid on the High Vote Preferred Stock. The restrictions contained in this Clause
               (c)(ii)(B) and in Clause (c)(ii)(A) above shall not apply to any dividend or distribution in respect of which an adjustment has been, or simultaneously is being, made pursuant to the provisions of Clause (c)(v)(D) of this Article FOURTH.

        (iii)  LIQUIDATION, DISSOLUTION OR WINDING-UP.

                  (A) PREFERRED PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the High Vote Preferred Stock, the holders of shares of High Vote Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock or any class or series of capital stock ranking junior to the High Vote Preferred Stock by reason of their ownership thereof, an amount equal to the Weighted Average B Liquidation Amount per share of Series B Preferred Stock and the Weighted Average C Liquidation Preference per share of Series C Preferred Stock (collectively, the "Liquidation Preference"), in each case plus an amount equal to all accrued but unpaid dividends, if any, to the date of winding up, whether or not declared ("Accrued Dividends"), on the High Vote Preferred Stock.

               As used herein, the Weighted Average B Liquidation Amount at any time shall be determined (subject to equitable adjustment for stock splits, including stock splits by way of a dividend but excluding dividends paid pursuant to Clause (c)(ii)(A) of this Article FOURTH) according to the following formula

               Weighted Average B
               Liquidation Amount     =     $316,337,311.4 + B Proceeds
                                            -----------------------------
                                            116,010,456 + New B Shares

               Where:

               "New B Shares" equals the number of shares of Series B Preferred Stock that were issued after March 8, 2002 for actual consideration received by the Corporation in the form of cash or other property or through the conversion or exercise of convertible or other securities of the Corporation and shall include the number of shares of Series B Preferred Stock then outstanding that were issued upon conversion of any of the Notes (including any Notes issued by the Corporation in order to satisfy any interest payments due under such Notes) issued pursuant to the Note Purchase Agreement, but excluding shares of Series B Preferred Stock issued as dividends on Series B Preferred Stock or interest on Notes; and

               "B Proceeds" means the aggregate dollar amount of cash proceeds and the aggregate dollar value, as determined by the Board in good faith, of other consideration directly or indirectly received by the Corporation in connection with the issuance of any Series B Preferred Stock issued after March 8, 2002 (including (without duplication) in connection with the issuance and exercise, exchange or conversion of securities or other rights that are exercisable or exchangeable for or convertible into Series B Preferred Stock and specifically including the aggregate amount of principal and interest retired by the Corporation under the Notes upon conversion thereof and the aggregate liquidation preference (but not accrued dividends) of any Preferred Stock that is converted into Series B Preferred Stock).

               As used herein, the Weighted Average C Liquidation Amount at any time shall be determined (subject to equitable adjustment for stock splits, including stock splits by way of a dividend but excluding dividends paid pursuant to Clause (c)(ii)(A) of this Article FOURTH) according to the following formula:

               Weighted Average C
               Liquidation Amount       =        $303,848,244.44 + C Proceeds
                                                 ------------------------------
                                                 111,413,994 + New C Shares

               Where:

           "New C Shares" equals the number of shares of Series C Preferred Stock that were issued after March 8, 2002 for actual consideration received by the Corporation in the form of cash or other property or through the conversion or exercise of convertible or other securities of the Corporation; and

           "C Proceeds" means the aggregate dollar amount of cash proceeds and the aggregate dollar value, as determined by the Board in good faith, of other consideration directly or indirectly received by the Corporation in connection with the issuance of any Series C Preferred Stock issued after March 8, 2002 (including (without duplication) in connection with the issuance and exercise, exchange or conversion of securities or other rights that are exercisable or exchangeable for or convertible into Series C Preferred Stock and specifically including the aggregate liquidation preference (but not accrued dividends) of any Preferred Stock that is converted into Series C Preferred Stock).

           If upon such liquidation, distribution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed to the holders of High Vote Preferred Stock are insufficient to permit payment in full of the Liquidation Preference together with Accrued Dividends on the High Vote Preferred Stock to such holders, then such assets shall be distributed first, ratably among the holders of the Series B Preferred Stock until such time as they shall have received a per share amount equal to the Series B Priority, and thereafter ratably among all of the holders of High Vote Preferred Stock in the ratio of (A) the Weighted Average B Liquidation Amount minus the Series B Priority plus the Accrued Dividends on the Series B Preferred Stock for each share of Series B Preferred Stock to (B) the Weighted Average C Liquidation Amount plus Accrued Dividends on the Series C Preferred Stock for each share of Series C Preferred Stock. As used herein "Series B Priority" means $66,338,075 divided by the sum of 116,010,456 plus the number of New B Shares. Promptly following any change in the number of New B Shares or New C Shares or in the amount of B Proceeds or C Proceeds or upon request of any stockholder, the Chief Financial Officer of the Corporation will provide a certificate setting forth the B Proceeds, the New B Shares, the C Proceeds and the New C Shares.

                 (B) REMAINING LIQUIDATING DISTRIBUTION. After payment or
             provision for payment of all debts and liabilities of the Corporation has been made and after payment in full of the liquidation preferences due and owing (i) to the holders of capital stock of the Corporation ranking senior to the High Vote Preferred Stock, if any, (ii) pursuant to Clause (c)(iii)(A) of Article FOURTH above, (iii) to the respective holders of any capital stock ranking on parity with the High Vote Preferred Stock, and (iv) to the respective holders of any capital stock ranking junior to the High Vote Preferred Stock (and any such parity stock) but senior to the Common Stock, or the Corporation shall have set aside funds sufficient for such payments in trust for the account of such holders so as to be available for such payment, all remaining assets available for distribution, if any, shall be distributed to the holders of the Common Stock and High Vote Preferred Stock and to the holders of any other stock ranking on a parity with the Common Stock, each ratably in proportion to the number of shares of Common Stock or such other parity stock they then hold, assuming, for purposes of such calculation, that all outstanding shares of High Vote Preferred Stock are converted into shares of High Vote Common Stock at the then applicable Conversion Ratio as of the date immediately preceding such distribution.

            (iv) VOTING RIGHTS. Each holder of shares of High Vote Preferred Stock shall be entitled to notice of every stockholders' meeting and to vote on any and all matters on which the Common Stock and/or High Vote Common Stock may be voted. Each share of High Vote Preferred Stock shall be entitled at any such meeting (or in connection with any consent to be executed in lieu of any such meeting) to the number of votes per share determined as if such share of High Vote Preferred Stock had been converted into shares of the class of High Vote Common Stock into which such High Vote Preferred Stock is then convertible at the then applicable Conversion Ratio. Unless otherwise provided in this Certificate of Incorporation or required by law, each holder of each series of High Vote Preferred Stock shall:

                 (A) vote together with the holders of the class of High Vote
             Common Stock into which such High Vote Preferred Stock is then convertible, if any shares of such class of High Vote Common Stock are then outstanding, as a single class on all matters submitted to a vote of the holders of such class of High Vote Common Stock, including, without limitation the election of directors and with respect to the matters set forth in Clause (b)(i)(B) of this Article FOURTH,

                 (B) vote as a separate class on all matters that would be
             submitted to a vote of the holders of the class of High Vote Common Stock into which such High Vote Preferred Stock is then convertible, if no shares of such class of High Vote Common Stock are then outstanding, and

                 (C) vote together with the holders of Common Stock as a single class on all matters submitted to a vote of the holders of Common Stock generally.

            (v) CONVERSION. The holders of High Vote Preferred Stock shall have conversion rights as follows:

                 (A) RIGHT OF HOLDER TO CONVERT; AUTOMATIC CONVERSION.

                     (1) SERIES B PREFERRED STOCK. Each issued and outstanding
                share of Series B Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one (1) fully paid and nonassessable share of Class B Common Stock (the "Series B Conversion Ratio"). The initial Series B Conversion Ratio shall be subject to adjustment

           (in order to adjust the number of shares of Class B Common Stock into which the Series B Preferred Stock is convertible) as herein provided. In addition, each issued and outstanding share of Series B Preferred Stock automatically shall be converted into shares of Class B Common Stock at the then applicable Series B Conversion Ratio upon the occurrence of a Class B Triggering Event.

               (2) SERIES C PREFERRED STOCK. Each issued and outstanding share of Series C Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one (1) fully paid and nonassessable share of Class C Common Stock (the "Series C Conversion Ratio"). The initial Series C Conversion Ratio shall be subject to adjustment (in order to adjust the number of shares of Class C Common Stock into which the Series C Preferred Stock is convertible) as herein provided. In addition, each issued and outstanding share of Series C Preferred Stock automatically shall be converted into shares of Class C Common Stock at the then applicable Series C Conversion Ratio upon the occurrence of a Class C Triggering Event.

               (3) AUTOMATIC CONVERSION UPON TRANSFER. Each share of High Vote Preferred Stock transferred, directly or indirectly, by one or more Parent Entities (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically upon such transfer convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible, at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Preferred Stock by a Parent Entity or any Permitted Transferee so long as the transferring Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of High Vote Preferred Stock transferred by a Parent Entity (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than a Parent Entity or a Wholly Owned Affiliate of a Parent Entity, automatically convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock (A) upon such transfer, unless the applicable Parent Entity obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and the other Parent Entity (if such other Parent Entity or its Wholly Owned Affiliates then holds any High Vote Stock), pursuant to which the transferee agrees to grant to the appropriate Parent Entity the right to vote all shares of High Vote Preferred Stock transferred to such Person, such vote to be at the sole discretion of the appropriate Parent Entity, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Clause (A), and (C) solely with respect to a transfer to an Employee of AOL, ODC and/or one or more Cisneros Family members, if (i) such transfer (1) with respect to transfers by AOL and its Permitted Transferees, either individually or when aggregated with all prior transfers of High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) and (2) with respect to transfers by ODC and its Permitted Transferees, either individually or when aggregated with all prior transfers of High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of AOL or ODC, as the case may be. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any transfers of Series B Preferred Stock and ODC shall be the appropriate Parent Entity with respect to any transfers of Series C Preferred Stock. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after the execution thereof. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at anytime following the transfer of the High Vote Preferred Stock, then each share of the High Vote Preferred Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock; and (z) no transfer of High Vote Preferred Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such High Vote Preferred Stock previously consummated, require the Corporation to register any of the Class B Securities and/or Class C Securities under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Clause (c)(v)(A)(3) of Article FOURTH shall be made by a majority of the Board of Directors, subject to the provisions of Clause (c) of Article FIFTH regarding the approval of actions with stockholders. In addition, if any Person other than a Parent Entity or Wholly Owned Affiliate of a Parent Entity, a Cisneros Family member or an Employee of ODC or AOL otherwise acquires any direct or indirect ownership interest in a share of High Vote Preferred Stock, such share of High Vote Preferred Stock automatically shall convert into that number of fully paid and non-assessable shares of the High Vote Common Stock into which it is then convertible at the then applicable Conversion Ratio, and each such share of High Vote Common Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Class A Common Stock, in any event, upon such Person acquiring such ownership interest; provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any High Vote Preferred Stock by a Parent Entity or any Permitted Transferee so long as the appropriate Parent Entity or Permitted Transferee continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. For purposes of the foregoing, AOL shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Series B Preferred Stock and ODC shall be the appropriate Parent Entity with respect to any pledges, hypothecations or other similar financing transactions with respect to any Series C Preferred Stock.

            (B) FRACTIONAL SHARES. No fractional shares of Class B Common Stock or Class C Common Stock shall be issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then applicable Series B Conversion Ratio or Series C Conversion Ratio (rounded to the nearest whole cent), as the case may be, multiplied by the Fair Market Value.

           (C) MECHANICS OF CONVERSION.

               (1) In order for a holder of High Vote Preferred Stock to voluntarily convert shares of High Vote Preferred Stock into shares of High Vote Common Stock, such holder shall surrender the certificate or certificates for such shares of High Vote Preferred Stock, at the office of the transfer agent for the High Vote Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the High Vote Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of High Vote Common Stock to be issued and the number of shares of High Vote Preferred Stock to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date for a voluntary conversion, and the date of the Class B or Class C Triggering Event or other automatic conversion, as applicable, shall be the conversion date for an automatic conversion (each, a "Conversion Date") and each conversion shall be deemed effective as of the close of business on the applicable Conversion Date. The Corporation shall, as soon as practicable after a Conversion Date, issue and deliver at such office to such holder of converted High Vote Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of High Vote Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share or, if a Class B or Class C Triggering Event or other automatic conversion has occurred, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. In case the number of shares of High Vote Preferred Stock represented by the certificate or certificates surrendered pursuant to Clause (c)(v)(A) of Article FOURTH exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock or Series C Preferred Stock represented by such certificate or certificates surrendered but not converted. Notwithstanding anything to the contrary contained herein, at any time that shares of Class A Common Stock are to be issued as a result of an event causing the conversion of High Vote Preferred Stock, the affected shares of High Vote Preferred Stock shall automatically convert into the applicable class of High Vote Common Stock and immediately thereafter convert into Class A Common Stock without the necessity of the Corporation delivering to the holder a certificate to evidence the issuance of the High Vote Common Stock being automatically converted into Class A Common Stock and the Corporation shall only be required to deliver the certificate evidencing such shares of Class A Common Stock.

              (2) The Corporation shall at all times when the High Vote Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the High Vote Preferred Stock, such number of its duly authorized shares of High Vote Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding High Vote Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion or exchange of the outstanding shares of High Vote Preferred Stock by delivery of purchased shares of High Vote Common Stock which are held in the treasury of the Corporation.

              (3) All shares of High Vote Preferred Stock surrendered for conversion or deemed automatically converted, as applicable, as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of the applicable class of Common Stock in exchange therefor) and any shares of High Vote Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized shares of High Vote Preferred Stock accordingly.

              (4) Upon any such conversion, no adjustment to the then applicable Conversion Ratio shall be made for any declared but unpaid dividends on the shares of High Vote Preferred Stock surrendered for conversion or on the shares of Common Stock delivered upon conversion, provided that such dividend shall be paid in cash or in shares of capital stock into which the shares of such High Vote Preferred Stock have been converted.

       (D) ADJUSTMENTS TO CONVERSION RATIO.

           (1) SPECIAL DEFINITIONS:

                (aa) "ORIGINAL ISSUE DATE" shall mean August 7, 2000.

                (bb) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Clause (c)(v)(D)(2) of Article FOURTH, deemed to be issued) by the Corporation after the Original Issue Date.

           (2) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                (y) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                (z) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

       If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Ratio which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Ratio shall be adjusted pursuant to this Clause (c)(v)(D) of Article FOURTH as of the time of actual payment of such dividend.

           (3) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                (aa) STOCK DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS. If the Corporation shall issue Additional Shares of Common Stock in the manner described in Clause (c)(v)(D)(2) of Article FOURTH in a stock dividend, stock distribution or subdivision, the Conversion Ratio in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased.

                  (bb) COMBINATIONS OR CONSOLIDATIONS. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

        (E) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to Clause
    (c)(v)(D) of Article FOURTH, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of High Vote Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of High Vote Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Ratio then in effect, and (3) the number of shares of Class B Common Stock and/or Class C Common Stock and the amount, if any, of other property, that then would be received upon the conversion of a share of High Vote Preferred Stock.

        (F) NOTICE OF RECORD DATE. If any of the following events occur:

           (1) the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

           (2) the Corporation subdivides or combines its outstanding shares of Common Stock;

           (3) there occurs or is proposed to occur any reorganization, recapitalization or reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

           (4) the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation;

       then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the High Vote Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, at least fifteen (15) days prior to the record date specified in (aa) below or thirty days before the date specified in (bb) below, a notice stating the following information:

                (aa) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

                (bb) the date on which such reclassification, consolidation, merger, sale, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution or winding-up.

    (vi) REDEMPTION.

         (A) MANDATORY REDEMPTION BY THE CORPORATION. Subject to the last sentence of this Clause (c)(vi)(A), the Corporation shall redeem out of funds legally available therefore all of the then outstanding shares of High Vote Preferred Stock pursuant to this Clause (c)(vi)(A) of Article FOURTH at the Redemption Price (the "Mandatory Redemptions") pursuant to the following schedule:

    For the Series B Preferred Stock:

        (1) on August 7, 2005, the Corporation shall redeem a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 101,858,334 divided by (b) the sum of 116,010,456 plus the number of shares of Series B Preferred Stock that were previously issued (i) upon conversion of the Notes and (ii) as interest on the Senior Convertible Notes (collectively, the "Third Tranche Shares") and the number of shares of Series B Preferred Stock previously issued after March 8, 2002 other than the Third Tranche Shares or shares of Series B Preferred Stock issued as a dividend on the Series B Preferred Stock pursuant to Clause (c)(ii)(A) of this Article FOURTH ("Series B Additional Shares"); and

        (2) on April 2, 2006, the Corporation shall redeem a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 14,152,122 divided by (b) the sum of 14,152,122 plus the number of Third Tranche Shares and Series B Additional Shares;

        (3) on March 8, 2007 or such later date upon which the holders of the Notes who have delivered a notice of conversion of all or a portion of their Notes shall have received their shares of Series B Preferred Stock issuable upon such conversion, the Corporation shall redeem a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) the number of Third Tranche Shares divided by (b) the sum of the number of Third Tranche Shares plus the number of Series B Additional Shares. In the event there are no Series B Additional Shares outstanding as of such date, then all remaining shares of Series B Preferred Stock then outstanding, if any, will be redeemed on such date; and

        (4) if any shares of Series B Preferred Stock are outstanding after March 8, 2007, the Corporation shall redeem, on a date 30 days following the fifth anniversary (a "Series B Fifth Anniversary Date") of the agreement pursuant to which any Series B Additional Shares were issued, a percentage of the shares of Series B Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) the number of Series B Preferred Stock previously issued as contemplated by such agreement (including pursuant to the conversion of any securities contemplated thereby) (the "Series B Fifth Anniversary Shares") divided by (b) the sum of the number of Series B Fifth Anniversary Shares plus the number of any Series B Additional Shares that are not, and were not, on a previous Series B Fifth Anniversary Date, Series B Fifth Anniversary Shares. On the final Series B Fifth Anniversary Redemption Date all shares of Series B Preferred Stock then outstanding will be redeemed.

    For the Series C Preferred Stock:

        (1) on August 7, 2005, the Corporation shall redeem a percentage of the shares of Series C Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 97,803,960 divided by (b) the sum of 111,413,994 plus the number of shares of Series C Preferred Stock that were previously issued after March 8, 2002 pursuant to Clause (c)(ii)(A) of this Article FOURTH ("Series C Additional Shares");

        (2) on April 2, 2006, the Corporation shall redeem a percentage of the shares of Series C Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) 13,610,034 divided by (b) the sum of 13,610,034 plus the number of Series C Additional Shares. In the event that there are no Series C Additional Shares outstanding as of such date, then all remaining shares of Series C Preferred Stock then outstanding, if any, will be redeemed on such date; and

        (3) if any shares of Series C Preferred Stock are outstanding after April 2, 2006, the Corporation shall redeem, on a date 30 days following the fifth anniversary (a "Series C Fifth Anniversary Date") of the agreement pursuant to which any Series C Additional Shares were issued, a percentage of the shares of Series C Preferred Stock outstanding as of such date equal to 100 multiplied by the quotient of (a) the number of Series C Preferred Stock previously issued as contemplated by such agreement (including pursuant to the conversion of any securities contemplated thereby) (the "Series C Fifth Anniversary Shares") divided by (b) the sum of the number of Series C Fifth Anniversary Shares plus the number of any Series C Additional Shares that are not, and were not, on a previous Series C Fifth Anniversary Date, Series C Fifth Anniversary Shares. On the final Series C Fifth Anniversary Date all shares of Series C Preferred Stock then outstanding will be redeemed.

    Each such date is referred to herein as a "Redemption Date." Upon any Mandatory Redemption, the Corporation shall redeem from each holder of High Vote Preferred Stock then outstanding the applicable percentage or amount of each Series of High Vote Preferred Stock then held by such holder. The "Redemption Price" per share of High Vote Preferred Stock to be redeemed at each Mandatory Redemption shall mean an amount in cash or shares of Class A Common Stock (valued at its then Fair Market Value), at the Corporation's option, equal to the sum of the Weighted Average Liquidation Amount attributable to such share plus an amount equal to all accrued but unpaid dividends attributable to such share as of the applicable Redemption Date. Notwithstanding anything in this Clause (c)(vi) no Mandatory Redemption shall take place on any Redemption Date with respect to the number of shares of the applicable High Vote Preferred Stock that have been converted with respect to which a conversion notice has been delivered pursuant to Clause
    (c)(v) and which have not previously resulted in a reduction in the number of shares of such High Vote Preferred Stock on a previous Redemption date pursuant to this sentence.

        (B)    MECHANICS OF REDEMPTION.

               (1) MANDATORY REDEMPTION. In order to effect a Mandatory Redemption, the Corporation shall send a notice (a "Redemption Notice") to the address of record for all holders of shares of High Vote Preferred Stock, which Redemption Notice shall:

                   (aa) state that the Corporation is commencing a Mandatory
               Redemption,

                   (bb) state the percentage of the then outstanding shares of each Series of High Vote Preferred Stock that will be redeemed, and

                   (cc) state the Redemption Price, including the amount of
               accrued but unpaid dividends included in the Redemption Price and whether the Redemption Price will be paid in cash or shares of Class A Common Stock.

               Once the Redemption Notice is mailed to the holders at their addresses of record, the specified percentage of shares of each Series of High Vote Preferred Stock shall be subject to redemption on the Redemption Date; provided, that a holder of High Vote Stock may avoid any such Mandatory Redemption by converting on the applicable Redemption Date, a number of shares of High Vote Preferred Stock that equals or exceeds the applicable percentage of shares of such Series of High Vote Preferred Stock held by such holder as of the applicable Redemption Date. On each Redemption Date each holder of shares of High Vote Preferred Stock then outstanding and not so converted shall surrender the certificate or certificates evidencing such shares of High Vote Preferred Stock to be redeemed thereat, duly endorsed, at the office of the Corporation or of any transfer agent for the High Vote Preferred Stock, and the Corporation shall pay such holder the applicable Redemption Price and deliver to such Holder, without service charge, a new certificate or certificates of the applicable Series of High Vote Preferred Stock as requested by such holder in that aggregate number of shares as represents the portion of the certificate(s) so surrendered as to which a Mandatory Redemption has not been made. Each holder of High Vote Preferred Stock may, in connection with any Mandatory Redemption, elect which of the shares of High Vote Preferred Stock then held by such holder shall be submitted for redemption on the applicable Redemption Date so long the aggregate amount of shares so redeemed equals the amount called in respect of such Mandatory Redemption. All shares of High Vote Preferred Stock so redeemed shall no longer be deemed to be outstanding and all rights with respect to such shares, including without limitation the right to accrual of dividends, shall immediately cease and terminate at the close of business of the Corporation on the applicable Redemption Date (except only the right of the holders thereof to receive the Redemption Price in exchange therefor), notwithstanding that the certificates representing such shares of High Vote Preferred Stock shall not have been surrendered at the office of the Corporation or, if the Redemption Price is to be paid in shares of Class A Common Stock, that the certificates evidencing such shares of Class A Common Stock shall not then be actually delivered to such holder. If the Redemption Price is to be paid in shares of Class A Common Stock, each holder of shares of High Vote Preferred Stock to be redeemed shall give written notice to the Corporation that shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon redemption shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on the Redemption Date. No fractional shares of Class A Common Stock shall be issued upon redemption of any shares of High Vote Preferred Stock and cash in lieu of any fraction of a share will be paid to the holder thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of High Vote Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid.

                   (2) ELECTION TO CONVERT. Notwithstanding the issuance of any
               Redemption Notice by the Corporation or the receipt of any Redemption Notice by any holder of High Vote Preferred Stock, such holder may elect to convert such High Vote Preferred Stock into the applicable class of High Vote Common Stock at any time prior to close of business of the Corporation on the Redemption Date. Any such conversion shall be at the then applicable Conversion Ratio and on the other terms and conditions set forth in Article FOURTH, Clause (c)(v).

         (vii) REACQUIRED SHARES. Any shares of High Vote Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof, and shall not be reissued and shall, upon the filing of a certificate of retirement, return to the status of authorized but undesignated shares of Preferred Stock.

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

    FIFTH: DIRECTORS.

       (a) VACANCIES IN THE BOARD; TRANSACTION OF BUSINESS. Except as provided in Article FOURTH, Clause (b)(iii)(C) and (D), any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class A Director shall be filled by the affirmative vote of the remaining Class A Directors then in office, even if less than a quorum of the Board, subject to the approval of the Special Committee of the person or persons selected to fill the vacancy or vacancies. Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class B Director shall be filled only by the affirmative vote of the remaining Class B Directors then in office, even if less than a quorum of the Board, or by the sole remaining Class B Director, if there is only one then in office. In the absence of a sole remaining Class B Director, such vacancies shall be filled by a majority vote of the holders of the Class B Securities, voting together as a single class. Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class C Director shall be filled only by the affirmative vote of a majority of the remaining Class C Directors then in office, even if less than a quorum of the Board, or by the sole remaining Class C Director, if there is only one then in office. In the absence of a sole remaining Class C Director, such vacancies shall be filled by a majority vote of the holders of the Class C Securities, voting together as a single class. Any director elected in accordance with this Clause (a) shall hold office until the next annual meeting of stockholders. Notwithstanding any provision in the By-laws to the contrary, the Board may not transact business at any meeting of the Board unless at least the lesser of (X) a majority and (Y) two (2) of the Class B Directors and at least the lesser of (X) a majority and (Y) two (2) of the Class C Directors, are present or otherwise participate at such meeting. Notwithstanding the foregoing, the preceding sentence shall be of no further force and effect upon the first to occur of (i) a Class B Triggering Event and (ii) a Class C Triggering Event.

       (b)   REMOVAL OF DIRECTORS.

             (i) Any Class B Director and any Class C Director may be removed from office for cause only by the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the stock of the Corporation entitled to vote generally in the election of Class A Directors ("Voting Stock"), voting together as a single class.

             (ii) Any Class A Director may be removed at any time, without cause, by the affirmative vote of the holders of at least a majority of the voting power of the Voting Stock, voting together as one class. Any Class B Director may be removed at any time, without cause, by majority vote of the holders of the Class B Securities, voting together as a single class. Any Class C Director may be removed at any time, without cause, by majority vote of the holders of the Class C Securities, voting together as a single class.

        (c) APPROVAL OF ACTIONS WITH STOCKHOLDERS. Notwithstanding anything to the contrary contained herein or in the By-laws, the power to take the following actions, as permitted by Section 141(a) of the GCL ("Section 141(a)"), is hereby conferred upon certain members of the Board, as indicated below:

           (i) The power to authorize any action by or on behalf of the Corporation with respect to the execution, delivery, or termination of any agreement between AOL (or any of its Affiliates) and the Corporation is hereby conferred upon the members of the Board other than the Class B Directors. All such authorizations or actions and any action that would otherwise require Board approval with respect to matters relating to the enforcement or waiver of any rights granted the Corporation (or any of its Affiliates) under any such agreement shall be taken solely pursuant to the direction of a majority of such members of the Board without the approval, consent or authorization of the Class B Directors. Sections 3.7 and 3.8 of the By-laws shall apply to such actions as if such members constituted the Board. Notwithstanding the foregoing, however, the Class B Directors shall be entitled to vote on any matter specified in Clauses
       (d)(i)(V) or (d)(i)(W) of this Article FIFTH regardless of the interest of AOL or any of its Affiliates in such matter, and no action that is authorized pursuant hereto that would otherwise require Special Committee approval pursuant to Clause (d)(i)(KK) of this Article FIFTH shall be taken unless such action has been approved by the Special Committee, or unless the Special Committee shall have waived its right of approval.

           (ii) The power to authorize any action by or on behalf of the Corporation with respect to the execution, delivery, or termination of any agreement between ODC (or any of its Affiliates) and the Corporation is hereby conferred upon the members of the Board other than the Class C Directors. All such authorizations or actions and any action that would otherwise require Board approval with respect to matters relating to the enforcement or waiver of any rights granted the Corporation (or any of its Affiliates) under any such agreement shall be taken solely pursuant to the direction of a majority of such members of the Board without the approval, consent or authorization of the Class C Directors. Sections 3.7 and 3.8 of the By-laws shall apply to such actions as if such members constituted the Board, and no action that is authorized pursuant hereto that would otherwise require Special Committee approval pursuant to Clause (d)(i)(KK) of this Article FIFTH shall be taken unless such action has been approved by the Special Committee, or unless the Special Committee shall have waived its right of approval.

       (d) APPOINTMENT AND POWERS OF SPECIAL COMMITTEE.

             (i) There is hereby established a two (2) member committee (the "Special Committee") consisting of one (1) Class B director to be elected by a majority vote of the Class B directors (or the sole remaining Class B director) and one Class C director to be elected by majority vote of the Class C directors (or the sole remaining Class C director). The Special Committee, and not the Board of Directors, shall, in accordance with Section 141(a), have the power to select two Co- Chairmen of the board, provided that the Class B director on the Special Committee and the Class C Director on the Special Committee shall each be entitled to select and appoint one person as a Co-Chairman of the board. The Special Committee, together with the Board of Directors, shall, pursuant to
       Section 141(a), exercise the powers and duties conferred and imposed upon the board of directors by the GCL as provided for herein. The Special Committee shall evaluate the matters set forth in clauses (A) through
       (LL) of this Clause (d)(i) of Article FIFTH and report to the Board of Directors for approval those matters specified herein which have been approved by the two members of the Special Committee. The Corporation shall not have the power to take any action set forth in clauses (A) through (LL) of this Article FIFTH, Clause (d)(i), as the same may be amended from time to time, unless and until such action has been approved by the two members of the Special Committee acting in good faith and the best interest of the Corporation in accordance with Delaware law, except to the extent that both members of the Special Committee have waived such right of approval. The powers (including powers of delegation) and duties conferred and imposed upon the board of directors by the GCL (i) with respect to any matter set forth in clauses (A) through (LL) of this Article FIFTH, Clause (d)(1) that the Special Committee has either approved or with respect to which it has waived its right of approval, and (ii) with respect to any matter not set forth in clauses (A) through
       (LL) of this Article FIFTH, Clause (d)(1), shall be exercised by the Board of Directors. Notwithstanding any provision in the By-laws to the contrary, the Special Committee may not transact business at any meeting of the Special Committee unless both members of the Special Committee are present or otherwise participate at such meeting. Notwithstanding the foregoing, the preceding sentence shall be of no further force and effect upon the first to occur of (i) a Class B Triggering Event and (ii) a Class C Triggering Event.

                (A) Any amendment, change or other modification or restatement of this Certificate of Incorporation or By-laws of the Corporation or similar constitutive documents of any Subsidiary, or the Stockholders' Agreement or the Registration Rights Agreement.

                (B) The merger, consolidation, dissolution or liquidation of the Corporation or any Subsidiary, or any transaction having the same effect.

                (C) Except pursuant to (1) employee stock option and similar incentive plans approved by the Board and the holders of a majority of each class of High Vote Stock then outstanding, (2) a conversion or exchange right set forth in this Certificate of Incorporation or similar constitutive documents of any Subsidiary, or (3) the Stockholders' Agreement, the issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation or any Subsidiary, or any option, put, call or warrant with respect to the foregoing.

                (D) The transfer or other disposition of, or placing any Encumbrance (other than Permitted Encumbrances) on, any material asset of the Corporation or any Subsidiary (other than disposition of inventory or obsolete assets of the Corporation or any Subsidiary).

                (E) Engaging in any transaction involving the acquisition of any interest in, or any warrant or other equity-like instrument of another Person or entity by the Corporation or any Subsidiary.

                (F) Entry into any contract relating to advertising, electronic commerce, partner marketing, content, brand marketing or subscriber acquisition (collectively, "Core Contracts") other than those for the purchase of media advertising or for the purchase of compact discs for the marketing of the products and services of the Corporation or any Subsidiary involving (i) solely cash payments to the Corporation or any Subsidiary in exchange for cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $1,500,000 or (ii) payments in non-cash consideration to the Corporation or any Subsidiary, or any cash payments by the Corporation or any Subsidiary, with a value in excess of $750,000.

                (G) Entry into any Core Contract for the purchase of media advertising involving payments in cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $2,000,000.

                (H) Entry into any Core Contract for the purchase of compact discs for the marketing of the products or services of the Corporation or any Subsidiary involving payments in cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $5,000,000.

                (I) Entry into any Network Contract involving any payment in cash or non-cash consideration by the Corporation or any Subsidiary.

                (J) Entry into any contract that is not a Core Contract or a Network Contract involving payments in cash or non-cash consideration by the Corporation or any Subsidiary with a value in excess of $250,000.

                (K) Engaging in any transaction involving (1) any debt, loan or borrowing by the Corporation or any Subsidiary (other than (a) trade payables incurred in the ordinary course of business, (b) credit card indebtedness incurred in the ordinary course of business or (c) borrowings under credit facilities approved by the Board, or (2) the establishment of any credit facility of the Corporation or any Subsidiary.

                (L) Engaging in any transaction pursuant to which the Corporation or any Subsidiary, alone or with its Affiliates, acquires control over any other Person.

                (M) Making any capital or other expenditures of the Corporation or any Subsidiary (or series of related capital expenditures) in excess of 250,000, except pursuant to a contract previously approved by the Special Committee or a contract not required to be approved by the Special Committee, or as specifically referenced by an annual or updated budget or the most recent forecast approved by the Special Committee, provided that no changes have been made to such contract, budget or forecast after approval by the Special Committee, and that the expenditure does not exceed the amount approved by the Special Committee.

                (N) Engaging in any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of items (E), (L) and (M) above.

                (O) Making any future expenditures in respect of a particular line item in the most recent budget or forecast approved by the Special Committee regardless of amount, to the extent that the Corporation or any Subsidiary has exceeded any relevant line item (measured on a cumulative monthly per-country basis).

                (P) Entry into any contract with an initial or renewal term in excess of three (3) years.

                (Q) Any action by, in respect of or otherwise involving any entity in which the Corporation or any Subsidiary has or acquires a controlling equity interest which would require Special Committee approval under this Clause (d)(i) of Article FIFTH if such action was by, in respect of, or otherwise involving the Corporation or any Subsidiary.

                (R) The declaration of any dividend or distribution on any class or classes of equity securities of the Corporation.

                (S) The selection of nominees to be recommended by the Board for election as Class A Directors.

                (T) The admission of any Strategic Partner as an equity holder in the Corporation or any Operating Entity.

                (U) The establishment and maintenance of an Executive Committee and the establishment and maintenance of, or appointment or removal of any member of, any other committee of the Board of Directors.

                (V) The Launch of any AOL-branded TV Access Service or Wireless Access Service in any country within the Territory.

                (W) Any agreements with, or any other transactions with, and the conduct and settlement of any Action involving, any third parties relating to TV Access Services, Wireless Access Services or any other platform other than narrow-band PC Access Services.

                (X) The establishment of any entity (or the creation of any entity owned jointly with any other party) by the Corporation or any Subsidiary.

                (Y) The commencement of any Action (without regard to the amount in controversy) or settlement of any Action to which the Corporation or any Subsidiary is a party or the subject thereof (i) involving amounts in excess of $100,000 (or its equivalent in any other currency) or (ii) which could materially adversely affect the rights of AOL or ODC or any of their Subsidiaries of Affiliates; provided, however, that Actions relating to the collections of amounts due to the Corporation or any Subsidiary by third parties may be commenced or settled in the discretion of management.

                (Z) The adoption of any, or the modification of a previously adopted, (i) strategic plan or business plan for the Corporation or any Subsidiary which is designed to serve as the basis for the operation of the Corporation or any Subsidiary, (ii) annual budget or forecast for the Corporation or any Subsidiary, or any update to such budget or forecast or (iii) business projections for the Corporation or any Subsidiary.

                (AA) The establishment of, or making any significant modification to, the investment and/or cash management policies of the Corporation or any Subsidiary.

                (BB) The approval of the discontinuation of any material activity engaged in from time to time by the Corporation or any Subsidiary.

                (CC) The approval of the entering into of any partnership, joint venture or consortium with any other Person by the Corporation or any Subsidiary.

                (DD) The approval of any press releases or other public statements by the Corporation or any Subsidiary containing material non-public information.

                (EE) The entry into agreements by the Corporation or any Subsidiary outside of the ordinary course of business.

                (FF) The approval of the filing for bankruptcy of or any decision not to take action to prevent a filing for bankruptcy or not to oppose an involuntary filing for bankruptcy or other winding up of the Corporation or any Subsidiary.

                (GG) The adoption of any incentive or other employee benefit plan (other than a plan covering health, medical or dental benefits or life or disability insurance), or any executive compensation plan or severance payment, by the Corporation or any Subsidiary with respect to an employee with the title of Director or above, or any material amendment to any such existing plan.

                (HH) The hiring or firing of any personnel of the Corporation or any Subsidiary with a title of Vice President or above, the increasing of the compensation of any such personnel with a title of Director or above, or the promoting of any such personnel to a position with a title of Director or above.

                (II) The expansion of the Corporation's business beyond PC Access Services, AOL-branded TV Access Services, AOL-branded Wireless Access Services and AOL-branded Internet Portal Services in the Territory.

                (JJ) The public release or other Launch of any material new product or service by the Company or any Subsidiary.

                (KK) Any transaction or agreement between the Corporation or any Subsidiary, on the one hand, and any of AOL, ODC or their Affiliates, on the other hand or any amendment or modification of, or waiver with respect to, any such transaction or agreement.

                (LL) Making any change to the terms of any outstanding stock right that has been granted pursuant to an approved stock option plan, including any repricing.

           (ii) Upon the occurrence of a Class B Triggering Event or a Class C Triggering Event, the Special Committee shall be deemed to be dissolved as of such time, and the provisions of this Clause (d), other than those contained in this Clause (d)(ii), shall cease to have any effect, and any other provisions of this Certificate of Incorporation requiring the approval of the Special Committee shall be deemed to require the approval of the Board as a whole.

           (e) APPOINTMENT OF EXECUTIVE COMMITTEE. Subject to Clause (d) of this Article FIFTH, so long as there are at least one share of Class A Common Stock, one share of either of the Class B Securities and one share of either of the Class C Securities outstanding, the Board of Directors may, by the affirmative vote of a majority of the Directors designate an Executive Committee of the Board (the "Executive Committee"), which shall consist of one (1) Class A Director, one (1) Class B Director and one (1) Class C Director. The Executive Committee shall have such powers and duties as may be set forth in the resolution designating the Executive Committee as the same may be amended from time to time. If the minimum shares required for each of the Class A Common Stock, Class B Securities and Class C Securities are not outstanding, the Board may establish an Executive Committee with such members as it chooses.

           (f) REMOVAL OF COMMITTEE MEMBERS. In accordance with Section 141(a), notwithstanding anything to the contrary contained herein or in the By-laws, (i) any member of the Special Committee appointed or elected by the Class B Directors or the member of the Executive Committee who is a Class B Director may be removed at any time, either with or without cause, by the affirmative vote of (A) a majority of the Class B Directors then in office or (B) the holders of a majority of the Class B Securities, voting together as a single class, and (ii) any member of the Special Committee elected or appointed by the Class C Directors or the member of the Executive Committee who is a Class C Director may be removed at any time, either with or without cause, by the affirmative vote of (A) a majority of the Class C Directors then in office or (B) the holders of a majority of the Class C Securities, voting together as a single class. In addition, any member of the Executive Committee appointed pursuant to the first sentence of Article FIFTH, Clause (e) may be removed with or without cause after obtaining each of the following votes: (x) the affirmative vote of a majority of the Class A Directors (or the sole Class A Director), (y) the affirmative vote of a majority of the Class B Directors (or the sole Class B Director) and (z) the affirmative vote of a majority of the Class C Directors (or the sole Class C Director), even if less than a quorum of the Board. Any member of the Executive Committee appointed otherwise than pursuant to Article FIFTH, Clause (e) may be removed with or without cause by the affirmative vote of all of the directors then in office, even if less than a quorum of the Board. Any vacancies on any committee of the Board shall be filled in the manner set forth above in respect of the appointment of such committee or member.

       SIXTH: Subject to Clause (b)(i)(B) of Article FOURTH and Clause (d) of Article FIFTH, the Board may from time to time make, amend, supplement or repeal the By-laws by vote of a majority of the Board. Subject to Clause (b)(i)(B) of Article FOURTH, the stockholders may change or amend or repeal a provision of the By-laws only after obtaining each of the following votes: (i) the affirmative vote of the holders of a majority of the voting power of the issued and outstanding Voting Stock, voting as one class; (ii) if a Class B Director is then entitled to be a member of the Special Committee, the affirmative vote of the holders of a majority of the Class B Securities, voting together as a single class; and (iii) if a Class C Director is then entitled to be a member of the Special Committee, the affirmative vote of the holders of a majority of the Class C Securities, voting together as a single class.

       SEVENTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

       EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, provided that such action is approved in the manner, and otherwise complies with the requirements, set forth in this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, but subject to Clause (b)(i)(B) of Article FOURTH, the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the issued and outstanding Voting Stock, voting as one class, shall be required to amend or repeal this Certificate of Incorporation.

       NINTH: A director of the Corporation, including a director acting pursuant to Clauses (c) through (f) of Article FIFTH, shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

       TENTH: The Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended and supplemented, shall indemnify all directors and officers of the Corporation, and may indemnify any and all other persons whom it shall have power to indemnify under said section, in any such event from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       ELEVENTH: The provisions of Section 203 of the GCL shall not be applicable to the Corporation.

       IN WITNESS WHEREOF, America Online Latin America, Inc. has caused its corporate seal to be affixed hereto and this Fifth Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Fourth Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and which has been duly adopted by the stockholders and the board of directors of the Corporation in accordance with Sections 242 and 245 of the GCL, to be signed by its Secretary as of the 19th day of May, 2004.


                                        AMERICA ONLINE LATIN AMERICA, INC.



                                        By: /s/ David A. Bruscino
                                           ------------------------------------
                                            Name:  David A. Bruscino
                                            Title: Secretary

[SEAL]



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